UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2021 (May 6, 2021)

Fisker Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38625	82-3100340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1888 Rosecrans Avenue
Manhattan Beach, California 90266
 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (833) 434-7537

N/A
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.00001 per share	FSR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.02 Results of Operations and Financial Condition

The information set forth under Item 4.02 is incorporated into this Item 2.02 by reference.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 6, 2021, the Audit Committee of the Board of Directors (the “Audit Committee”) of Fisker Inc. (the “Company”), in response to the statement released by the U.S. Securities and Exchange Commission (the “SEC”) with respect to the balance sheet classification of certain contracts that may be settled in an entity’s stock, such as warrants, and after discussion with its current and former independent registered public accounting firms, PricewaterhouseCoopers LLP and Deloitte & Touche LLP, respectively, its valuation firm and its legal advisors, concluded that the Company’s previously issued consolidated financial statements as of and for the year ended December 31, 2020 (and auditor’s report thereon) included in the Company’s Annual Report on Form 10-K (the “Form 10-K”) for the year ended December 31, 2020 filed on March 31, 2021 (the “Non-Reliance Period”) should be restated to reflect the impact of this guidance by the SEC and accordingly, should no longer be relied upon. Similarly, any previously furnished or filed reports, related earnings releases, investor presentations or similar communications of the Company describing the Company’s financial results for the Non-Reliance Period should no longer be relied upon.

Background

The Company has historically accounted for its 18,400,000 public warrants (the “Public Warrants”) and 9,360,000 private warrants (the “Private Warrants,” and, together with the Public Warrants, the “Warrants”), issued by Spartan Energy Acquisition Corp. in conjunction with its initial public offering on August 9, 2018, as a component of stockholders’ equity (deficit).   The accounting treatment was based on the Company’s interpretation and application of Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity, and ASC 815-40, Derivatives and Hedging—Contracts in Entity’s Own Equity.  The Company evaluated the provisions within the Warrant Agreement, dated August 9, 2018 (the “Warrant Agreement”), by and between the Company (f/k/a Spartan Energy Acquisition Corp.) and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”), that arise if future events fundamentally change the ownership or capitalization of the Company, such as a change in control of the entity, or its nationalization.  The Company’s evaluation of potential tender offer scenarios and valuation models associated with the repricing of the Warrants concluded that the underlying economic outcomes would be the same across all classes of common stockholders and Warrant holders in the event of a fundamental change such as a tender offer or when determining the fair value of Warrants using variables consistent with the concepts of fixed-for-fixed inputs for an equity option.  In the Form 10-K, the Company concluded the Warrants satisfied the guidance within ASC 815-40 to permit equity classification, an accounting conclusion consistent with prior years as disclosed in the Company’s audited financial statements included in its registration statement on Form S-1, as amended, effective on December 1, 2020.  Given the complexity of the analysis, the Company disclosed in the Form 10-K, under Item 1A, Risk Factors, the risk that the Company could potentially need to reclassify the Warrants given the potential for an alternative view that the Warrants should be accounted for as a liability and subsequently remeasured through earnings and the corresponding material effect it could have on the Company’s reported financial information.

On March 19, 2021, the Company announced that it would redeem all of its outstanding Public Warrants to purchase shares of the Company’s Class A common stock, par value $0.00001 per share (the “Common Stock”), that were issued under the Warrant Agreement as part of the units sold in the Company’s initial public offering (the “IPO”), for a redemption price of $0.01 per Public Warrant (the “Redemption Price”), that remain outstanding at 5:00 p.m. New York City time on April 22, 2021 (the “Redemption Date”). In addition, in accordance with the Warrant Agreement, the Company’s board of directors elected to require that, upon delivery of the notice of redemption, all Public Warrants would be exercised only on a “cashless basis.” Accordingly, a holder exercising a Public Warrant was deemed to pay the $11.50 per Public Warrant exercise price by the surrender of 0.5046 of a share of Common Stock that such holder was entitled to receive upon a cash exercise of a Public Warrant. Accordingly, by virtue of the cashless exercise of the Public Warrants, exercising Public Warrant holders received 0.4954 of a share of Common Stock for each Public Warrant surrendered for exercise.   All 9,360,000 of the Private Warrants to purchase Common Stock that were originally issued under the Warrant Agreement in a private placement simultaneously with the IPO were exercised by the Company’s former sponsor on a cashless basis for 4,907,329 shares of Common Stock during the first quarter of 2021.   The Company paid cash of $2,259 to redeem 225,906 unexercised Public Warrants at the close of the Redemption Date.  As of the filing date of this Current Report on Form 8-K, all Private Warrants have been exercised on a cashless basis and all Public Warrants have been either exercised for cash, on a cashless basis, or redeemed for $0.01 per outstanding unexercised Public Warrant. After the business combination between Spartan Energy Acquisition Corp. and Fisker Inc. (“Legacy Fisker”), the Public and Private Warrants were outstanding for a short time from October 29, 2020 until April 22, 2021.  The Warrants, upon exercise or redemption, increased the Company’s additional paid-in-capital, a component of stockholders’ equity (deficit).

On April 12, 2021, the Staff of the Securities and Exchange Commission issued a public statement (the “Statement”) entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”),” informing market participants that warrants issued by SPACs may require classification as a liability of the entity measured at fair value, with changes in fair value each period reported in earnings.  After considering the Statement, the Company re-evaluated its historical accounting for the Warrants and determined that the Company’s Class B common stock gives its holders, the founders of the Company, greater than 80% voting power relative to all Class A common stockholders, and therefore control over decisions that could fundamentally change the ownership or capitalization of the Company. This could create a scenario whereby a tender offer results in cash settlement of the Warrants when there is not an event that is akin to a change in control of the Company. Even though such a scenario is viewed by the Company as remote, ASC 815-40 does not permit probability or likelihood of such an outcome to be determinative.   Therefore, the Company has concluded its Warrants require classification as derivative liabilities to be measured at their fair values and subsequently remeasured through earnings.

The restatement will exclusively relate to consideration of the factors in determining whether to classify contracts that may be settled in an entity’s own stock as equity of the entity or as an asset or liability in accordance with ASC 815-40, Derivatives and Hedging—Contracts in Entity’s Own Equity.

In connection with the restatement, the Company’s management reassessed the effectiveness of its disclosure controls and procedures for the periods affected by the restatement. As a result of that reassessment, the Company’s management determined that its disclosure controls and procedures for such periods were not effective. In addition, the Company’s management determined that there was a material weakness in its internal control over financial reporting as of December 31, 2020.  As a result of the restatement, the Company expects to recognize incremental non-operating expense of $75 million to $85 million. The Company expects that there will be no impact to its historically reported cash and cash equivalents, or cash flows from operating, investing or financing activities. The Company anticipates that the impact of remeasuring the Warrants to their fair values on first quarter 2021 non-operating expense will be between $145 million and $155 million. All estimates contained in this report are subject to change as management completes the Form 10-K/A, and the Company’s current and former independent registered public accounting firms have not audited or reviewed these estimates or ranges. An audit of annual financial statements and/or review of quarterly financial statements could result in material changes to these ranges and estimates. Further details and remediation plans will be included in the Company’s Form 10-K/A.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Item 4.02 with the Company’s current and former independent registered public accounting firms, PricewaterhouseCoopers LLP and Deloitte & Touche LLP,  respectively.

Item 7.01 Regulation FD

The information set forth under Item 4.02 is incorporated into this Item 7.01 by reference.

On May 7, 2021, the Company issued a press release related to the matters described in Item 4.02. A copy of the press release is included as Exhibit 99.1 and incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated May 7, 2021

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2021	FISKER INC.

	By:	/s/ Geeta Gupta
Dr. Geeta Gupta Chief Financial Officer